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EXHIBIT 21.1

EnergySolutions Inc.
Subsidiaries of the Registrant

        The following table sets forth all subsidiaries of the Company, other than subsidiaries that, when considered in the aggregate, would not constitute a significant subsidiary, including the percentage of issued and outstanding voting securities beneficially owned by the Company:

EnergySolutions, LLC, a Utah limited liability company	100.00%
BNG America LLC, a Delaware limited liability company	100.00%
BNG America Savannah River Corporation, a Delaware corporation	100.00%
Manufacturing Sciences Corporation, a Colorado corporation	100.00%
EnergySolutions, Spent Fuel Division, Inc., a Delaware corporation	100.00%
EnergySolutions Fuel Services, LLC, a Delaware limited liability company	100.00%
ZionSolutions, LLC, a Delaware limited liability company	100.00%
EnergySolutions Water System, LLC, a Utah limited liability company	100.00%
Property Value Restoration, LLC, a Delaware limited liability company	100.00%
Semprasafe LLC, a Delaware limited liability company	49.00%
EnergySolution Company, Inc., a Delaware corporation	100.00%
EnergySolutions Diversified Services, Inc., a Delaware corporation	100.00%
Weskem LLC, a Delaware limited liability company	27.60%
Duratek, Inc., a Delaware corporation	100.00%
EnergySolutions Services, Inc., a Tennessee corporation	100.00%
Hittman Transport Services, Inc., a Delaware corporation	100.00%
GTSD Sub. IV, Inc., a Delaware corporation	100.00%
Chem-Nuclear Systems, L.L.C., a Delaware limited liability company	100.00%
EnergySolutions Canada Corporation, an Ontario corporation	100.00%
Monserco Limited, an Ontario corporation	100.00%
EnergySolutions Federal EPC, Inc., a Delaware corporation	100.00%
Vitritek Environmental, Inc., a Delaware corporation	50.00%
EnergySolutions EU Limited, a company incorporated in England & Wales	100.00%
UK Waste Management Solutions Limited, a company incorporated in England & Wales	100.00%
Safeguard International Solutions Limited, a company incorporated in England & Wales	100.00%
EnergySolutions EU Services Limited, a company incorporated in England & Wales	100.00%
Reactor Sites Management Company Limited, a company incorporated in England & Wales	100.00%
Magnox South Limited, a company incorporated in England and Wales	100.00%
Magnox Electric Limited, a company incorporated in England and Wales	100.00%
EnergySolutions Italia S.r.L., a company incorporated in Italy	100.00%
Magnox Limited, a company incorporated in England and Wales	100.00%
Magnox Electric Group Pension Trustee Company Limited, a company incorporated in England and Wales	100.00%
Energy Sales and Trading Limited, a company incorporated in England and Wales	100.00%
EnergySolutions Government Group, Inc., a Delaware corporation	100.00%
EnergySolutions Federal Services of Hanford, Inc., a Delaware corporation	100.00%
Isotek Systems, LLC, a Tennessee limited liability company	45.00%
Uranium Disposition Services, LLC, a Tennessee limited liability company	26.00%
TPMC—EnergySolutions Environmental Services, LLC, a Texas limited liability company	49.00%
TPMC—EnergySolutions Environmental Services 2008, LLC, a Texas limited liability company	49.00%

TPMC—EnergySolutions Environmental Services 2009, LLC, a Texas limited liability company	49.00%
EnergySolutions of Ohio, LLC, a Delaware limited liability company	100.00%
EnergySolutions Midwest, LLC, a Delaware limited liability company	100.00%
East Tennessee Renewal Alliance, LLC, a Delaware limited liability company	65.00%
Washington River Protection Solutions LLC, a Delaware limited liability company	40.00%
Global Threat Reduction Solutions, LLC, a Texas limited liability company	49.00%
EnergySolutions Performance Strategies Inc., a Georgia corporation	100.00%
LATA/Parallax Portsmouth, LLC, a New Mexico limited liability company	49.00%
West Valley Environmental Services LLC, a Delaware limited liability company	10.00%

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  EXHIBIT 21.1
EnergySolutions Inc. Subsidiaries of the Registrant